AMENDMENT 2000-3
                           U S WEST SAVINGS PLAN/ESOP

            The U S WEST Savings Plan/ESOP as amended and restated as of June 12, 1998, and executed June 28, 2000 (the "Plan") is hereby amended under
Section 10.1 of the Plan as follows, effective as of January 1, 2001 unless otherwise noted:

1. Effective June 30, 2000, the following sentence shall be added at the end of the first paragraph of the Preamble:

                  "Effective June 30, 2000, U S WEST merged into Qwest Communications International, Inc. which became the Plan sponsor, but did not become a Participating Company."


2.       Section 1.14 shall be replaced in its entirety by the following:

                  "1.14 `Claims Administrator' shall mean the Manager-Savings Plan or his delegate or such person(s) as determined by the Executive Vice President - Human Resources (or its successor), Qwest Communications Corporation."


3.       Section 1.18 shall be replaced in its entirety by the following:

                  "1.18 `Company' shall mean Qwest Communications International Inc., a Delaware corporation or any successor company. If the context so warrants, it shall also include any Participating Company."


4.       Section 1.21 shall be replaced in its entirety by the following:

                  "1.21 `Compensation'

                  (a) Occupational Employees. `Compensation' shall mean the wages, within the meaning of Code section 3401(a), which are paid by the Company or a Related Company to or for an Employee (including amounts paid to the Employee under the Management Separation Plan), all other compensatory payments to an Employee by the Company or a Related Company (in the course of its trade or business) for which the Company or a Related Company is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3) and 6052, and any amounts excluded from the Employee's income under Code section 125 or 402(e)(3). Compensation shall be limited as required by Code section 401(a)(17).

                  (b) Management Employees. `Compensation' shall mean the amounts specified in subsection (b)(i) below and excluding amounts specified in subsection (b)(ii) below.

                       (i)   Compensation shall include the following amounts:
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                             (A) The Management Employee's salary, wages, fees
                       for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or a Related Company to the extent the amounts are includable in gross income, including overtime, commissions, compensation based on profits, tips, bonuses, all foreign earned income as defined in Code section 911(b) (whether or not excludable from gross income under Code section 911), and any amounts that are excluded from income under Code sections 931 or 933; and

                             (B) Elective deferrals (as defined in Code section
                       402(g)(3)) and amounts that are contributed or deferred by the Company or a Related Company at the election of the Management Employee and that are not includable in gross income of the Management Employee by reason of Code sections 125 or 132(f).

                       (ii) Compensation shall not include the following amounts:

                             (A) Contributions made by the Company or a Related
                       Company to a plan of deferred compensation, to the extent that, before the application of the limitations of Code section 415 to such plan, such contributions are not includable in the gross income of the Management Employee for the taxable year in which such contributions were contributed;

                             (B) Contributions made by the Company or a Related
                       Company on behalf of a Management Employee to a simplified employee pension plan described in Code section 408(k), to the extent such contributions are not excludable in the Management Employee's gross income;

                             (C) Any distributions from a plan of deferred
                       compensation, regardless of whether such amounts are includable in the gross income of the Management Employee;

                             (D) Amounts realized from the exercise of a
                       non-qualified stock option;

                             (E) Amounts realized when restricted stock or
                       property held by the Management Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture, as described in Code section 83;

                             (F) Amounts realized from the sale, exchange, or
                       other disposition of stock acquired under an incentive stock option;

                             (G) Other amounts that receive special tax
                       benefits, including premiums for group term life insurance, to the extent that the premiums are not includable in the Management Employee's gross income;

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                             (H) Contributions made by the Company or a Related
                       Company (whether or not pursuant to a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not such contributions are excludable from the gross income of the Management Employee);

                             (I) Reimbursements or other expense allowances,
                       fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits; and

                             (J) Amounts earned while the Management Employee is
                       not an Eligible Employee or a Management Employee."


5. Clause (iii) of Section 1.28(a) shall be replaced in its entirety by the following:

                  "(iii) except as set forth in Section 1.28(b), a person classified as a temporary Employee, incidental Employee or an intern."


6. Effective June 30, 2000, the following sentence shall be added at the end of Section 1.28(b) and the words "the Company" in the preceding sentence shall be replaced by the words "a Participating Company:"

                  "An Eligible Employee shall not include: (i) any Employee who was an employee of Qwest (or its subsidiaries) immediately before the merger of U S WEST into Qwest, or (ii) any Employee given an offer of employment to become a Management Employee on or after July 10, 2000, or (iii) any person who becomes a Temporary Employee on or after January 1, 2001. A Temporary Employee is any Employee (without respect to titles or job descriptions such as temporary work, project work, term assignment, temporary assignment etc.) who is performing an assignment which is not intended to be ongoing and which is intended to have a specified end date (by reference to a calendar end date or the project end date)."


7. Effective June 30, 2000, the bracketed language in Section 1.40 shall be replaced in its entirety by the following:

                  "(or in the discretion of an Investment Manager, subject, in either case, to any general investment guidelines that may be adopted by the Investment Committee or IMC)"


8.       Section 1.42 shall be replaced in its entirety by the following:

                  "1.42 `IMC' shall mean the Qwest Investment Management
         Company."

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9.       Effective June 30, 2000, the first sentence of Section 1.61 shall be replaced by the following two sentences:

                  "1.61 `Participating Company' shall mean any Related Company that, in accordance with Article IX, participates in the Plan. Effective June 30, 2000, Qwest is not a Participating Company."


10. Effective December 30, 2000, Section 1.66 shall be replaced in its entirety by the following:

                  "1.66 `Plan Year' shall mean: (a) until December 31, 1999, the period beginning on January 1 and ending on December 31, (b) the period beginning on January 1, 2000 and ending on December 30, 2000, and (c) from December 31, 2000 onwards, the period beginning on December 31 and ending on December 30."


11. Effective June 30, 2000, the following words shall be added to the end of the second sentence of Section 1.87:

                  "or its affiliates."


12.      Section 2.1(a) shall be replaced in its entirety by the following:

                  "(a) Employee's Contributions. An Eligible Employee who is a Management Employee is eligible to make Before-Tax and After-Tax Contributions to the Plan as soon as administratively feasible following the date he becomes an Eligible Employee. An Eligible Employee who is an Occupational Employee is eligible to make Before-Tax and After-Tax Contributions to the Plan from his first paycheck in the calendar month following the later of: (i) the completion of three months of Service; or (ii) the date he becomes an Eligible Employee. See Section 2.3 for rehires."


13.      Section 2.1(b) shall be replaced in its entirety by the following:

                  "(b) Match. An Eligible Employee who is a Management Employee is generally eligible to receive an allocation of Employer Matching Contributions commencing with his first Before-Tax Contribution to the Plan. An Eligible Employee who is an Occupational Employee is generally eligible to receive an allocation of Employer Matching Contributions commencing with his completion of one year of Service. See Section 3.4 for details."


14. Effective July 10, 2000, Section 2.3 shall be replaced in its entirety by the following:

                  "2.3 - Reemployment.

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                  (a)  Occupational Employees with Less than 3 Months Prior
         Service. A rehired Occupational Employee who has less than three months of prior Service shall become eligible to make Before-Tax and After-Tax Contributions from his first paycheck in the calendar month following the later of: (i) the completion by the Eligible Employee of three months of Service after rehire; or (ii) the date he becomes an Eligible Employee.

                  (b) Occupational Employees with 3 Months or More of Prior Service. An Occupational Employee who is rehired at a time when he has more than three months of prior Service shall become eligible to make Before-Tax and After-Tax Contributions from his first paycheck in the calendar month after he became an Eligible Employee.

                  (c) Management Employees. A rehired Management Employee given an offer of employment to become an Employee on or after July 10, 2000 shall not be eligible to make Before-Tax or After-Tax Contributions."


15.      A new Section 2.7 shall be added to read as follows:

                  "2.7 - Automatic Before-Tax Contributions For Eligible Employees Who Are Management Employees.

                  In the event the Plan is amended to provide for participation by newly hired (or rehired) Management Employees, the following rules apply. Unless a newly hired or rehired Management Employee files a contrary election with the Plan, as soon as administratively feasible following the date such Management Employee becomes an Eligible Employee, three percent of such Management Employee's Savings Plan Eligible Earnings shall automatically be deducted from the Management Employee's paychecks as Before-Tax Contributions to the Plan. Subject to Section 3.2(b), such automatic deduction shall continue until the earlier of: (i) the Participant elects to change the percentage of his Savings Plan Eligible Earnings deducted from his paychecks as Before-Tax Contributions to the Plan, or (ii) the Management Employee ceases to be an Eligible Employee or a Management Employee. Absent a contrary election by the Participant, all Before-Tax Contributions (and any Employer Matching Contributions attributable thereto) automatically made to the Plan under this Section 2.7 shall be deemed to be invested in the Interest Income Fund pursuant to Section 2.5(c)."


16. The first sentence of Section 3.4(b) shall be replaced in its entirety by the following:

                  "Subject to the limitations of Sections 3.8A, 3.10 and Article IV and except as provided in subsections 2.2(c) and 3.4(c) below: (i) a Participant who is an Occupational Employee shall receive an allocation only with respect to each paycheck made on or after the first day of the month after the Participant has completed one year of Service and while the Participant is an Eligible Employee, and (ii) a Participant who is a Management Employee shall receive an allocation only while the Participant is an Eligible Employee."

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17.      Section 3.4(b)(ii) shall be replaced in its entirety by the following:

                  "(ii) Management. The Matching Formula for each Participant who is a Management Employee shall be an allocation equal to 100% of the Before-Tax Contributions and After-Tax Contributions made during such pay period by such Participant; provided, however, that the allocation for any such Participant for any pay period shall not exceed 3% of such Participant's Savings Plan Eligible Earnings for that pay period. The maximum allocation for the Plan Year for such a Participant is equal to 3% of the dollar limit under Code section 401(a)(17) for the Plan Year."


18. Sections 3.4(c)(ii) and 3.4(c)(iii) are deleted in their entirety and shall be replaced by the notation "Intentionally Left Blank."


19.      New Sections 3A.9(e) and 3A.9(f) shall be added to read as follows:

                  "(e) Management Employee Diversification Election. A Management Employee may direct that all or a portion of the amounts credited to his ESOP Account be transferred among the funds specified in paragraphs (b), (c), (d), (e), (f) and (i) of Section 2.5 in accordance with Sections 2.5 and 2.6.

                  (f) Crediting of Diversified Amounts. All diversified amounts shall remain credited to a Management Employee's ESOP Account after diversification."


20.      The following sentence shall be added at the end of Section 5.1:

                  "The ESOP Account of each Participant who is a Management Employee on or after January 1, 2001 shall be 100% vested and nonforfeitable at all times."


21.      The following sentence shall be added as the first sentence of Section
5.2:

                  "The following provisions of this Section 5.2 shall not apply to any Participant who is a Management Employee on or after January 1, 2001."


22. Effective August 11, 2000, Section 7.3(a) shall be replaced in its entirety by the following:

                  "(a) Acting in its capacity as Plan sponsor and not as a Fiduciary, the Company or its delegates shall be responsible for:

                       (i) Amendment or termination of the Plan pursuant to the terms of Article X herein;

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                       (ii)  Subject to Section 7.8(d), appointment of any
                  third party service providers and vendors to the Plan other than fiduciaries; and

                       (iii) Appointment and removal of the members of the
                  Committee, Investment Committee and Plan Design Committee."


23. Effective August 11, 2000, Section 7.9(b) shall be replaced in its entirety by the following:

                  "(b) The Investment Committee and Plan Design Committee may adopt by-laws and rules of procedure, as it deems desirable."


24. Effective August 11, 2000, the last three sentences of Section 7.9(c) shall be deleted and a new Section 7.9(d) shall be added to read as follows:

                  "(d) Each committee may make its determinations with or without meetings. Each committee may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. The action of the majority of the committee shall constitute the action of that committee."


25.      Section 7.10 shall be replaced in its entirety by the following:

                  "7.10 - Agent for Process. The General Counsel of the Company shall be the agent of the Plan for service of all legal process."


26.      Effective August 11, 2000, Sections 9.1, 10.1, 10.2(a) and 10.4(b)
shall be amended by replacing the word "Committee" with "Plan Design Committee" wherever it appears.


27. Effective August 11, 2000, the following words shall be added after the first occurrence of the word "Qwest" in the first sentence of Section 9.3(a):

                  "or its delegates"

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